EXHIBIT 99.1

Contact: Jacob Inbar
President and Chief Executive Officer
(805) 388-1345, Ext. 201

 FOR IMMEDIATE RELEASE

AML COMMUNICATIONS RECEIVES DEVELOPMENT ORDER FOR INTEGRATED MICROWAVE ASSEMBLEY

CAMARILLO, California – January 22, 2009

AML Communications, Inc. (AMLJ.OB) announced today that it has received a development order of $166,000 with a production potential of $2,500,000 over the next five years. AML has been selected as a sole supplier of this product which is intended for integration on a radar upgrade program.

The development of this product is in line with AML’s growth strategy for building multi-functional highly integrated microwave assemblies. The company continues to pursue multi-year, high value added projects as part of its ongoing strategy.

          AML Communications is a designer, manufacturer and marketer of amplifiers and integrated assemblies that address the Defense Electronic Warfare Markets. The Company's Web site is located at http://www.amlj.com

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”,  and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.